UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2015

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-146093 Commission File Number	20-5748297 (I.R.S. Employer Identification No.)

260 Hudson River Road, Waterford, NY (Address of Principal Executive Offices)	12188 (Zip Code)

518-237-3330
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Board of Directors (the “Board”) of MPM Holdings Inc., a Delaware corporation (“MPM Holdings”) and indirect parent of Momentive Performance Materials Inc. (the “Company”), approved the adoption of the management compensatory arrangements described below.

Management Equity Plan.  The MPM Holdings Inc. Management Equity Plan (the “Equity Plan”) authorizes the grant of various equity awards (including options, restricted stock units and restricted stock) to persons or entities who provide services to MPM Holdings or its affiliates and who are in a position to contribute to the long-term success of MPM Holdings or its affiliates.  The purposes of the Equity Plan are (i) to enable MPM Holdings to cause those persons to increase their interest in the welfare of MPM Holdings and its affiliates and (ii) to aid in attracting, retaining and motivating persons of outstanding ability.  The Board also approved forms of award agreements for the grant of options and restricted stock units under the Equity Plan, which provide for vesting over a requisite service period and, in the case of options, the achievement of a specified per share price.

2015 Incentive Compensation Plan.  The MPM Holdings Inc. 2015 Incentive Compensation Plan (the “2015 ICP”) is an annual incentive compensation program which provides for short-term performance incentives designed to reward participants for delivering increased value to the organization against specific financial and other critical business objectives.  Consistent with prior years, the 2015 ICP provides for annual incentive compensation based on the achievement of three performance criteria:  (i) EBITDA, (ii) environmental, health and safety measures (which we refer to as EH&S) and (iii) cash flow.

Long-Term Cash Incentive Plan.  The MPM Holdings Inc. Long-Term Cash Incentive Plan (the “2015 LTIP”) is a long-term incentive compensation program which provides for performance incentives upon the occurrence of certain business events, including the achievement of specified EBITDA targets.  Under the form of award agreement approved under the 2015 LTIP, eligible employees may be granted cash awards, which are payable subject to satisfaction of continued service and performance requirements.  Specifically, 100% of such awards would be payable in April 2017 subject to (i) the Company’s achievement of cumulative EBITDA goals for the 2015 and 2016 fiscal years and (ii) the participant’s continued service.  Minimum vesting of 25% of such awards may be earned if the Company achieves its annual EBITDA goal for the 2015 fiscal year.

Modification to Certain Awards under the 2012 LTIP.  As previously disclosed, certain employees of the Company received awards under the Momentive Performance Materials Holdings LLC 2012 Long-Term Cash Incentive Plan (the “2012 LTIP”), sponsored by our former parent company.  In light of our restructuring and in order to encourage the retention of certain of our key employees (including certain of our named executive officers), the Board approved a form of modification to awards held by such key employees.  Under such modification with a participating key employee, 50% of such participant’s target award that was originally payable upon the achievement of EBITDA goals of our former parent company would, in lieu of such terms, be payable upon the achievement of the EBITDA and free cash flow goals of MPM Holdings for the 2015 fiscal year, subject to continued employment.  The remaining 50% of target awards would be payable in April 2015, subject to continued employment, consistent with the terms of the 2012 LTIP.

The foregoing descriptions are subject to the terms of final documentation, which will be filed as exhibits at a later date.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: March 18, 2015	By:	/s/ Billie Jo Cuthbert
Billie Jo Cuthbert
Vice President and General Controller

3